UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 17, 2018

DIGITAL TURBINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35958	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Nueces Street, Austin, TX 78701
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	512 387 7717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2018 Digital Turbine, Inc., through its subsidiary Digital Turbine USA, Inc. (“Company”) and Cricket Wireless, LLC (“Cricket”) an affiliate of AT&T Mobility LLC (“AT&T”) entered into an Amendment Agreement effective January 1, 2019 (“Amendment”) of a Supplement signed between Company and Cricket on November 2, 2015 (“Supplement”). The Supplement is coterminous with a License And Service Agreement between Company and AT&T, signed on November 2, 2015 and extended on October 17, 2018 for an additional period of two years (“Agreement”). The Supplement covers certain services performed by the Company for Cricket, relating to utilization of Company’s mobile delivery platform for installation of applications on devices.

Pursuant to the Supplement, the Company is entitled to a revenue share based on device volume tiers, where Company’s revenue share percentage decreases as the number of activated devices increases. Pursuant to the Amendment, the device volume tiers and revenue share percentages have been amended and the total device count has been reset to zero for the purpose of calculating each party’s applicable revenue share.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment (excluding any portions thereof subject to a confidential treatment request). The Company intends to file a copy of the Amendment with the Company’s Quarterly Report on Form 10-Q for its third fiscal quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 18, 2018	Digital Turbine, Inc.

	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer